STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 23rd day  of July, 2022 (the “Effective Date”) by and between AXIM BIOTECHNOLOGIES, INC., a Nevada corporation (the “Company”), and VERSEA HOLDINGS INC, (the “Purchaser”).

RECITALS

WHEREAS, the Company desires to issue and sell to the Purchaser shares of restricted common stock of the Company, and the Purchaser desires to purchase the Shares, according to the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.Purchase and Sale of the Shares. The Purchaser shall purchase from the Company 10,000,000 shares of the Company’s restricted common stock (the “Shares”), for $250,000 or $.025 per share payable by wire transfer of immediately available funds of $125,000 on the Effective Date and $125,000 within 30 days.

2.Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that the following representations are true and complete as of the date of execution of this Agreement.

(a)Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all corporate power and corporate authority required (i) to carry on its business as presently conducted and as presently proposed to be conducted and (ii) to execute, deliver and perform its obligations under this Agreement. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

3.Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company the following, each of which is true and correct as of the date hereof:

(a)Authorization of Transaction. The Purchaser has the full power and authority to execute and deliver this Agreement and any other agreements contemplated hereby or thereby, and to perform the Purchaser’s obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable against Purchaser in accordance with its terms and conditions. The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(b)Accredited Investor.  The Purchaser understands and acknowledges that  the investment represented by the Shares is speculative in nature and that the Purchaser may lose its entire investment. The Purchaser has adequate means of providing for its current financial needs and possible financial contingencies, and the Purchaser has no present need, and anticipates no need in the foreseeable future, to sell any of the Shares. The Purchaser is able to bear the economic risk associated with the purchase of the Shares, and, consequently, without limiting the generality of the foregoing, the Purchaser (a) is able to hold the Shares for an indefinite period of time, and (b) has a sufficient net worth to sustain a loss of the Purchaser’s entire investment in the Shares. The Purchaser has such experience in financial and business matters (or has consulted, or has had the opportunity to consult, with an attorney, accountant or other investment advisor who has experience in financial and business matters and is unaffiliated with and not compensated by the Company or any affiliate or agent, either directly or indirectly, of the Company) that the Purchaser is capable of evaluating the merits and risks and protecting the Purchaser’s interests in connection with the Agreement.

(c)Investment Purpose in Acquiring the Shares. The Purchaser is acquiring the Shares for the Purchaser’s account for investment purposes only and not with a view to their resale or distribution. The Purchaser has no present intention to divide the Purchaser’s participation with others or to resell or otherwise dispose of all or any part of the Shares.

(d)Information About the Company.

(i)The Purchaser has received and examined (and, if the Purchaser has so requested, the Purchaser’s attorneys, accountants and/or other investment advisors have received and examined) all information, including financial statements, of or concerning the Company which the Purchaser considers (and, if appropriate, such attorneys, accountants and/or other investment advisors consider) necessary to making an informed decision regarding an investment in the Shares. In addition, the Purchaser and, if the Purchaser so requested, the Purchaser’s attorneys, accountants and/or other investment advisors have had the opportunity to ask questions of, and receive answers from, the officers and agents of the Company and to obtain such information, to the extent such persons possessed the same or could acquire it without unreasonable effort or expense, as the Purchaser or they deemed necessary to verify the accuracy of the information referred to herein.

(ii)The Purchaser has reviewed all reports, definitive proxy materials and registration statements for all periods ending on or prior to the date hereof (all of the foregoing being collectively referred to as the “SEC Documents”) and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to purchase the Shares.

(iii)The Purchaser acknowledges and agrees that the Company has not and will not provide the Purchaser or any other person or entity with a prospectus for use by such person or entity in selling any of the Shares. The Purchaser has relied solely on the information in the SEC Documents and the Purchaser’s personal inquiries to the Company in making the Purchaser’s decision to purchase the Shares hereunder and, except for the representations and warranties of the Company set forth in Section 3 above, the Purchaser has not relied on any statements or other information of or from the Company in connection therewith.

(e)No Advertisement. The sale of the Shares has not been accompanied by the publication of any advertisement, and no promise, covenant or other representation has been made in connection with the sale of the Shares other than those contained in the Agreement.

4.Miscellaneous.

(a)Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b)Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, and the Purchasers’ heirs, executors, administrators, successors and assigns.

(c)Applicable Law; Entire Agreement; Amendments. This Agreement shall be governed by and construed in accordance with the laws of the State of California and constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the Company and by the Purchaser or its successors.

(d)Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(e)Fees and Expenses. Each party shall bear its own expenses in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby.

(f)Termination. Either party shall be entitled to terminate this Agreement at any time upon written notice to the other.

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first written above.

“COMPANY”

AXIM BIOTECHNOLOGIES, INC.

By:
John Huemoeller II, CEO

“PURCHASER”

VERSEA HOLDINGS, INC.

By:
Sean Fetcho, CEO